SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                  May 20, 1999


                                NATIONSRENT, INC.
             (Exact name of registrant as specified in its charter)



           DELAWARE                 001-14299                 31-1570069
(State or other jurisdiction       (Commission              (IRS Employer
     of incorporation)             File Number)          Identification No.)





     450 East Las Olas Blvd.
    Fort Lauderdale, Florida                                      33301
(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code: (954) 760-6550



                                       N/A
          (Former name or former address, if changed since last report)





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Item 5.  Other Events

         NationsRent, Inc., a Delaware corporation (the "Company"), announced on May 20, 1999, that it had entered into a Termination and Release Agreement, dated May 20, 1999 (the "Termination Agreement"), with Rental Service Corporation, a Delaware corporation ("RSC"), pursuant to which the Company and RSC have mutually agreed to terminate the Agreement and Plan of Merger, dated as of January 20, 1999, between the Company and RSC (the "Merger Agreement") and to abandon the proposed merger between the parties. As part of the Termination Agreement, RSC will pay the Company $6 million as reimbursement of out-of-pocket costs and expenses incurred in connection with or relating to the Merger Agreement and the Termination Agreement and the performance of the Company's obligations thereunder through May 20, 1999. The Company also separately entered into a Stock Option Termination Agreement, dated May 20, 1999 (the "Stock Option Termination Agreement"), with RSC, pursuant to which the Company and RSC agreed to terminate the reciprocal stock options that each party had granted to the other in connection with the Merger Agreement.

         The foregoing description of each of the Termination Agreement and the Stock Option Termination Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Termination Agreement and the Stock Option Termination Agreement, respectively, which are filed as exhibits hereto and are incorporated herein by reference.



Item 7.  Exhibits.

99.1           Press Release, dated May 20, 1999.

99.2 Termination and Release Agreement, dated May 20, 1999, by and between Rental Service Corporation and NationsRent, Inc.

99.3 Stock Option Termination Agreement, dated May 20, 1999, by and between Rental Service Corporation and NationsRent, Inc.



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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            NATIONSRENT, INC.


                                            By: /s/ Joseph H. Izhakoff
                                               ---------------------------------
                                            Name:   Joseph H. Izhakoff
                                            Title:  Vice President



Date:  May 20, 1999




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                                 EXHIBIT INDEX

Exhibit
Number         Description
------         -----------

99.1           Press Release, dated May 20, 1999.

99.2 Termination and Release Agreement, dated May 20, 1999, by and between Rental Service Corporation and NationsRent, Inc.

99.3 Stock Option Termination Agreement, dated May 20, 1999, by and between Rental Service Corporation and NationsRent, Inc.